CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICERS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT
Exhibit 32
CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)
In connection with the Quarterly Report of Moliris Corp., a Florida corporation (the “Company”), on Form 10-QSB for the quarter ended March 31, 2005, as filed with the Securities and Exchange Commission (the “Report”), Clyde R. Parks, Principal Executive and Principal Financial Officer of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to their knowledge:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
/s/ Clyde R. Parks Clyde R. Parks Principal Executive Officer September 1, 2005
/s/ Clyde R. Parks Clyde R. Parks Principal Financial Officer September 1, 2005
A signed original of this written statement required by Section 906 has been provided to Moliris Corp. and will be retained by Moliris Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

30